Exhibit 99.1

APPLIED MATERIALS DELIVERS THE BEST QUARTER IN ITS 50-YEAR HISTORY

•	Record revenue of $3.74 billion up 33% year over year

•	Record EPS of $0.85 up 85% year over year, and non-GAAP EPS of $0.86 up 72% year over year

•	Expects continued revenue and EPS growth in the fourth quarter of fiscal 2017

SANTA CLARA, Calif., August 17, 2017 — Applied Materials, Inc. (NASDAQ:AMAT), which celebrates its fiftieth corporate anniversary on November 10, today reported record results in its third quarter ended July 30, 2017.
Compared to the same period last year, the company grew net sales by 33 percent to $3.74 billion; increased gross margin by 3.1 points to 45.4 percent; grew operating margin by 6.2 points to 27.3 percent; and increased earnings per share (EPS) by 85 percent to $0.85. On a non-GAAP adjusted basis, the company increased gross margin by 2.9 points to 46.6 percent, grew operating margin by 5.9 points to 28.7 percent, and increased EPS by 72 percent to $0.86.
The company generated a record $1.37 billion in cash from operations, which represented 36 percent of revenue, and returned $482 million to shareholders through stock repurchases and cash dividends.
“With revenue and profits at all-time highs, Applied has tremendous momentum and a very positive outlook for the future,” said Gary Dickerson, president and CEO. “Our markets are growing with a broader set of demand drivers, and the breadth of Applied’s technology enables us to play a larger and more valuable role advancing the innovation roadmap in semiconductor and display.”

Quarterly Results Summary

	Q3 FY2017	Q3 FY2016	Change
	(In millions, except per share amounts and percentages)
Net sales	$3,744	$2,821	33%
Gross margin	45.4%	42.3%	3.1	points
Operating margin	27.3%	21.1%	6.2	points
Net income	$925	$505	83%
Diluted earnings per share	$0.85	$0.46	85%
Non-GAAP Adjusted Results
Non-GAAP adjusted gross margin	46.6%	43.7%	2.9	points
Non-GAAP adjusted operating margin	28.7%	22.8%	5.9	points
Non-GAAP adjusted net income	$927	$550	69%
Non-GAAP adjusted diluted EPS	$0.86	$0.50	72%

Applied Materials, Inc.

A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial tables included in this release. See also “Use of Non-GAAP Adjusted Financial Measures” section.
Business Outlook
In the fourth quarter of fiscal 2017, Applied expects net sales to be in the range of $3.85 billion to $4.0 billion; the midpoint of the range would be an increase of approximately 19 percent, year over year. Non-GAAP adjusted diluted EPS is expected to be in the range of $0.86 to $0.94; the midpoint of the range would be an increase of approximately 36 percent, year over year.
This outlook for non-GAAP adjusted diluted EPS excludes known charges related to completed acquisitions of $0.04 per share, but does not reflect any items that are unknown at this time, such as any additional charges related to acquisitions or other non-operational or unusual items, as well as other tax related items, which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

Third Quarter Reportable Segment Information

Semiconductor Systems	Q3 FY2017	Q3 FY2016
	(In millions, except percentages)
Net sales	$2,532	$1,786
Foundry	39%	37%
DRAM	15%	11%
Flash	38%	41%
Logic and other	8%	11%
Operating income	874	511
Operating margin	34.5%	28.6%
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$920	$556
Non-GAAP adjusted operating margin	36.3%	31.1%

Applied Global Services	Q3 FY2017	Q3 FY2016
	(In millions, except percentages)
Net sales	$786	$657
Operating income	213	175
Operating margin	27.1%	26.6%
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$215	$176
Non-GAAP adjusted operating margin	27.4%	26.8%

Applied Materials, Inc.

Display and Adjacent Markets	Q3 FY2017	Q3 FY2016
	(In millions, except percentages)
Net sales	$410	$313
Operating income	91	63
Operating margin	22.2%	20.1%
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$93	$63
Non-GAAP adjusted operating margin	22.7%	20.1%

Use of Non-GAAP Adjusted Financial Measures

Applied provides investors with certain non-GAAP adjusted financial measures, which are adjusted to exclude the impact of certain costs, expenses, gains and losses, including certain items related to mergers and acquisitions; restructuring charges and any associated adjustments; impairments of assets, or investments; gain or loss on sale of strategic investments; income tax items and certain other discrete adjustments. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.
Management uses these non-GAAP adjusted financial measures to evaluate the company’s operating and financial performance and for planning purposes, and as performance measures in its executive compensation program. Applied believes these measures enhance an overall understanding of our performance and investors’ ability to review the company’s business from the same perspective as the company’s management, and facilitate comparisons of this period’s results with prior periods on a consistent basis by excluding items that we do not believe are indicative of our ongoing operating performance. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles, may be different from non-GAAP financial measures used by other companies, and may exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.
Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast will be available at www.appliedmaterials.com. A replay will be available on the website beginning at 5:00 p.m. Pacific Time today.

Applied Materials, Inc.

Forward-Looking Statements

This press release contains forward-looking statements, including those regarding anticipated growth and trends in our businesses and markets, industry outlooks, technology transitions, our business and financial performance and market share positions, our capital allocation, our development of new products and technologies, our business outlook for the fourth quarter of fiscal 2017, and other statements that are not historical facts. These statements and their underlying assumptions are subject to risks and uncertainties and are not guarantees of future performance. Factors that could cause actual results to differ materially from those expressed or implied by such statements include, without limitation: the level of demand for our products; global economic and industry conditions; consumer demand for electronic products; the demand for semiconductors; customers’ technology and capacity requirements; the introduction of new and innovative technologies, and the timing of technology transitions; our ability to develop, deliver and support new products and technologies; the concentrated nature of our customer base;  our ability to expand our current markets, increase market share and develop new markets; market acceptance of existing and newly developed products; our ability to obtain and protect intellectual property rights in key technologies; our ability to achieve the objectives of operational and strategic initiatives, align our resources and cost structure with business conditions, and attract, motivate and retain key employees; the variability of operating expenses and results among products and segments, and our ability to accurately forecast future results, market conditions, customer requirements and business needs; and other risks and uncertainties described in our SEC filings, including our most recent Forms 10-Q and 8-K. All forward-looking statements are based on management’s current estimates, projections and assumptions, and we assume no obligation to update them.

About Applied Materials

Applied Materials, Inc. (Nasdaq: AMAT) is the leader in materials engineering solutions used to produce virtually every new chip and advanced display in the world. Our expertise in modifying materials at atomic levels and on an industrial scale enables customers to transform possibilities into reality. At Applied Materials, our innovations make possible the technology shaping the future. Learn more at www.appliedmaterials.com.

Contact:
Ricky Gradwohl (editorial/media) 408.235.4676
Michael Sullivan (financial community) 408.986.7977

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
(In millions, except per share amounts)	July 30, 2017	July 31, 2016	July 30, 2017	July 31, 2016
Net sales	$3,744	$2,821	$10,568	$7,528
Cost of products sold	2,044	1,629	5,823	4,416
Gross profit	1,700	1,192	4,745	3,112
Operating expenses:
Research, development and engineering	454	386	1,308	1,146
Marketing and selling	117	107	351	315
General and administrative	106	103	316	276
Total operating expenses	677	596	1,975	1,737
Income from operations	1,023	596	2,770	1,375
Interest expense	59	38	141	117
Interest and other income, net	14	6	28	15
Income before income taxes	978	564	2,657	1,273
Provision for income taxes	53	59	205	162
Net income	$925	$505	$2,452	$1,111
Earnings per share:
Basic	$0.86	$0.47	$2.28	$1.00
Diluted	$0.85	$0.46	$2.26	$0.99
Weighted average number of shares:
Basic	1,071	1,083	1,076	1,115
Diluted	1,083	1,093	1,087	1,123

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In millions)	July 30, 2017	October 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$5,278	$3,406
Short-term investments	1,953	343
Accounts receivable, net	2,258	2,279
Inventories	2,876	2,050
Other current assets	366	275
Total current assets	12,731	8,353
Long-term investments	1,059	929
Property, plant and equipment, net	996	937
Goodwill	3,357	3,316
Purchased technology and other intangible assets, net	461	575
Deferred income taxes and other assets[1]	474	460
Total assets	$19,078	$14,570
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, notes payable and accrued expenses	2,255	2,256
Customer deposits and deferred revenue	2,116	1,376
Total current liabilities	4,371	3,632
Long-term debt[1]	5,303	3,125
Other liabilities	688	596
Total liabilities	10,362	7,353
Total stockholders’ equity	8,716	7,217
Total liabilities and stockholders’ equity	$19,078	$14,570

1 Balances reflect the effects of the retrospective adoption of the authoritative guidance in the first quarter of fiscal 2017, which required debt issuance costs to be presented as a direct reduction from the carrying amount of the related debt liability. These amounts were originally recorded under Other Assets.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In millions)	Three Months Ended		Nine Months Ended
	July 30, 2017	July 31, 2016	July 30, 2017	July 31, 2016
Cash flows from operating activities:
Net income	$925	$505	$2,452	$1,111
Adjustments required to reconcile net income to cash provided by operating activities:
Depreciation and amortization	102	97	302	289
Share-based compensation	55	48	162	150
Excess tax benefits from share-based compensation	(3)	(5)	(51)	(18)
Deferred income taxes	(3)	21	6	14
Other	6	5	15	20
Net change in operating assets and liabilities	284	310	24	103
Cash provided by operating activities	1,366	981	2,910	1,669
Cash flows from investing activities:
Capital expenditures	(80)	(50)	(221)	(165)
Cash paid for acquisitions, net of cash acquired	(30)	3	(56)	(5)
Proceeds from sales and maturities of investments	935	208	1,822	681
Purchases of investments	(1,174)	(483)	(3,542)	(947)
Cash used in investing activities	(349)	(322)	(1,997)	(436)
Cash flows from financing activities:
Debt borrowings, net of issuance costs	—	—	2,176	—
Debt repayments	(205)	(2)	(205)	(1,207)
Proceeds from common stock issuances and others	1	—	47	44
Common stock repurchases	(375)	(196)	(787)	(1,721)
Excess tax benefits from share-based compensation	3	5	51	18
Payments of dividends to stockholders	(107)	(108)	(323)	(336)
Cash provided by (used in) financing activities	(683)	(301)	959	(3,202)
Increase (decrease) in cash and cash equivalents	334	358	1,872	(1,969)
Cash and cash equivalents — beginning of period	4,944	2,470	3,406	4,797
Cash and cash equivalents — end of period	$5,278	$2,828	$5,278	$2,828
Supplemental cash flow information:
Cash payments for income taxes	$103	$49	$168	$144
Cash refunds from income taxes	$9	$1	$17	$104
Cash payments for interest	$35	$34	$110	$110

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Corporate and Other

(In millions)	Q3 FY2017	Q3 FY2016
Unallocated net sales	$16	$65
Unallocated cost of products sold and expenses	(116)	(170)
Share-based compensation	(55)	(48)
Total	$(155)	$(153)
Additional Information

	Q3 FY2017	Q3 FY2016
Net Sales by Geography (In millions)
United States	359	289
% of Total	10%	10%
Europe	191	124
% of Total	5%	5%
Japan	444	321
% of Total	12%	11%
Korea	1,265	472
% of Total	34%	17%
Taiwan	607	741
% of Total	16%	26%
Southeast Asia	104	303
% of Total	2%	11%
China	774	571
% of Total	21%	20%

Employees (In thousands)
Regular Full Time	17.6	15.2

Applied Materials, Inc.

 APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended		Nine Months Ended
(In millions, except percentages)	July 30, 2017	July 31, 2016	July 30, 2017	July 31, 2016
Non-GAAP Adjusted Gross Profit
Reported gross profit - GAAP basis	$1,700	$1,192	$4,745	$3,112
Certain items associated with acquisitions[1]	44	42	127	125
Inventory reversals related to restructuring[2]	—	(1)	—	(2)
Non-GAAP adjusted gross profit	$1,744	$1,233	$4,872	$3,235
Non-GAAP adjusted gross margin	46.6%	43.7%	46.1%	43.0%
Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$1,023	$596	$2,770	$1,375
Certain items associated with acquisitions[1]	49	47	142	141
Acquisition integration costs	1	2	3	2
Reversals related to restructuring, net[2]	—	(1)	—	(3)
Other gains, losses or charges, net	—	—	(3)	—
Non-GAAP adjusted operating income	$1,073	$644	$2,912	$1,515
Non-GAAP adjusted operating margin	28.7%	22.8%	27.6%	20.1%
Non-GAAP Adjusted Net Income
Reported net income - GAAP basis	$925	$505	$2,452	$1,111
Certain items associated with acquisitions[1]	49	47	142	141
Acquisition integration costs	1	2	3	2
Reversals related to restructuring, net[2]	—	(1)	—	(3)
Impairment (gain on sale) of strategic investments, net	(1)	—	4	(3)
Loss on early extinguishment of debt	5	—	5	5
Other gains, losses or charges, net	—	—	(3)	—
Reinstatement of federal R&D tax credit, resolution of prior years’ income tax filings and other tax items[3]	(46)	1	(68)	(12)
Income tax effect of non-GAAP adjustments[4]	(6)	(4)	(15)	(13)
Non-GAAP adjusted net income	$927	$550	$2,520	$1,228

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

2	Results for the three and nine months ended July 31, 2016 included favorable adjustments associated with the cost reductions in the solar business.

3	Results for the three and nine months ended July 30, 2017 included the recognition of previously unrecognized foreign tax credits.

4	These amounts represent non-GAAP adjustments above multiplied by the effective tax rate within the jurisdictions that the adjustments affect.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended		Nine Months Ended
(In millions, except per share amounts)	July 30, 2017	July 31, 2016	July 30, 2017	July 31, 2016
Non-GAAP Adjusted Earnings Per Diluted Share
Reported earnings per diluted share - GAAP basis	$0.85	$0.46	$2.26	$0.99
Certain items associated with acquisitions	0.04	0.04	0.12	0.11
Reinstatement of federal R&D tax credit, resolution of prior years’ income tax filings and other tax items	(0.04)	—	(0.06)	(0.01)
Other gains, losses or charges, net	0.01	—	—	—
Non-GAAP adjusted earnings per diluted share	$0.86	$0.50	$2.32	$1.09
Weighted average number of diluted shares	1,083	1,093	1,087	1,123

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended		Nine Months Ended
(In millions, except percentages)	July 30, 2017	July 31, 2016	July 30, 2017	July 31, 2016
Semiconductor Systems Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$874	$511	$2,372	$1,140
Certain items associated with acquisitions[1]	46	45	138	138
Non-GAAP adjusted operating income	$920	$556	$2,510	$1,278
Non-GAAP adjusted operating margin	36.3%	31.1%	35.4%	26.9%
AGS Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$213	$175	$585	$489
Certain items associated with acquisitions[1]	1	1	1	1
Acquisition integration costs	1	—	3	—
Non-GAAP adjusted operating income	$215	$176	$589	$490
Non-GAAP adjusted operating margin	27.4%	26.8%	26.9%	25.8%
Display and Adjacent Markets Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$91	$63	$290	$142
Certain items associated with acquisitions[1]	2	—	2	—
Non-GAAP adjusted operating income	$93	$63	$292	$142
Non-GAAP adjusted operating margin	22.7%	20.1%	23.9%	18.8%

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

Note: The reconciliation of GAAP and non-GAAP adjusted segment results above does not include certain revenues, costs of products sold and operating expenses that are reported within corporate and other and included in consolidated operating income.